Exhibit 10.1

STABLES - JTVT II & III	Document of 5

MANAGEMENT AGREEMENT
FINAL REVISION - October 23, 1996

THIS Agreement entered into on the 12th day of December, 1996, at Miami, Oklahoma, by and between the MIAMI TRIBE OF OKLAHOMA, an Indian Tribe organized pursuant to Section 3 of the Oklahoma Indian Welfare Act of 1936, 25 U.S.C. § 503 (1982), hereafter sometimes referred to as “Miami Tribe” and the MODOC TRIBE OF OKLAHOMA, an Indian Tribe organized pursuant to Section 3 of the Oklahoma Indian Welfare Act of 1936, 25 U.S.C. § 503 (1982), hereafter sometimes referred to as Modoc Tribe, both the Miami Tribe and the Modoc Tribe as joint venture partners hereafter sometimes referred to as “Tribe”; and BUTLER NATIONAL SERVICE CORPORATION (a Delaware corporation) or it’s assigned subsidiary, hereafter referred to as “Manager”; and to be submitted for approval to the National Indian Gaming Commission hereafter referred to as “Commission”.

1.0	Recitals.

1.1           The Miami Tribe of Oklahoma and the Modoc Tribe of Oklahoma are both federally recognized Indian tribes possessing sovereign powers over land held in trust for Tribe and its members within Tribe’s territorial boundaries located within the State of Oklahoma and other states, pursuant to the Constitution and By-Laws of Tribe, and as approved by the Secretary of the Interior for the Modoc Tribe on July 27, 1990, and for the Miami Tribe by operation of law on January 18, 1996, and by the Secretary of the Interior on February 22, 1996.

1.2           Modoc Tribe now owns a parcel of land, in Oklahoma, more particularly described in Appendix “A” of this Agreement, hereafter referred to as “Tract”, in order to improve and provide for the economic conditions of its members and to enable Tribe to better serve the social, economic, educational and health needs of Tribe, and to increase tribal revenues and enhance tribal economic self-sufficiency and self-determination.

1.3           Manager has agreed to loan to Tribe the funds necessary to construct a facility and commence the operation of a gaming enterprise, hereafter referred to as “Enterprise”, on Tract as hereafter defined, provided Tribe provides land available and suitable for the selected Enterprise.

1.4           The operation of the Enterprise will provide significant financial resources to Tribe without the necessity of initial capital outlay by Tribe.

1.5           Tribe presently lacks the resources and expertise necessary to operate Enterprise in an efficient and profitable manner, and thus is desirous of entering into an agreement by which Enterprise will be managed, and by which Tribe will obtain the management expertise necessary to establish and operate Enterprise.

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FINAL REVISION - October 23, 1996

1.6           Tribe is seeking technical experience and expertise for the operation of Enterprise, and to instruct members of Tribe as to the operation of Enterprise, and it is agreed that Manager can supply and has such experience, expertise, and instruction.

1.7           Tribe desires to enter into a MANAGEMENT AGREEMENT, LOAN AGREEMENT, NOTE and SECURITY AGREEMENT for the development, construction, operation and maintenance of a Class II and Class III gaming Facility and other improvements on Tract.

1.8           On the date of the execution of this Agreement or at later date mutually agreeable to the parties, the parties hereto are executing the LOAN AGREEMENT, attached hereto as Appendix “B”, for the construction of a Class II and Class III gaming Facility, and the initial working capital for Enterprise, a NOTE, attached hereto as Appendix “C”, evidencing the indebtedness contemplated by LOAN AGREEMENT; and a SECURITY AGREEMENT, attached herein as Appendix “D”, as security for the indebtedness evidence in NOTE, and each of these agreements serves as essential and mutually interdependent consideration for each of the other agreements.

1.9           Tribe is desirous of vesting in Manager the exclusive right and obligation to develop, manage, operate and maintain Enterprise during the term of and in conformance with the provisions of this MANAGEMENT AGREEMENT.

1.10          Manager is desirous of performing the functions described in paragraph 1.9 above as exclusive agent of Tribe as limited by paragraph 3.3 below.

1.11           This agreement is entered into pursuant to Indian Gaming Regulatory Act of 1988, PL 100-497, 102 Stat. 2467, 25 U.S.C. 2701-2721, (hereafter referred to as “IGRA”) and other applicable federal law which pervasively regulates the field of Indian Gaming and relations between the parties herein.  Any dispute regarding this agreement between the parties to this Agreement shall be deemed to have arisen under IGRA and other applicable federal law.

1.12           Tribe has adopted a Tribal Gaming Ordinance, hereafter referred to as “Ordinance”, pursuant to its law which complies with Indian Gaming Regulatory Act of 1988, P.L. 100-497, 102 Stat. 2467, 25 U.S.C. 2701-2721, Ordinance is attached as Appendix “E”.  The Enterprise will operate under the Modoc Tribe Ordinance.

1.13          The Manager will comply with the provisions of the National Environmental Policy Act (the “NEPA”).  The Manager will supply the Commission with all necessary information in order for the Commission to comply with the regulations of the Commission issued pursuant to NEPA.

1.14          The Tribe agrees to allow the Manager the first right of refusal concerning Class III gaming activity in the States of Kansas, Missouri and Oklahoma.

1.15          Parties agree that this MANAGEMENT AGREEMENT, including exhibits and recitals is the entirety of the agreement between the parties.

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MANAGEMENT AGREEMENT
FINAL REVISION - October 23, 1996

2.0	Definitions.

As they are used in this MANAGEMENT AGREEMENT, the terms listed below shall have the meaning assigned to them in this section:

2.1           Enterprise.  “Enterprise” is a commercial enterprise which includes Class II and Class III gaming as is allowed under IGRA and other business within Enterprise as agreed upon by the Tribe and Manger.

2.2           Management Committee.  “Management Committee” shall be composed of three persons: two Tribal Representatives and Managing Officer; however, if either of the member of Management Committee desire to designate another person to exercise the authority which such representative has as a Management Committee member, such designation is permissible, provided that it is made in writing and has been subject of a written notice provided in accordance with paragraph 8 of this Agreement.

2.3           Tribal Representatives.  Modoc Tribe, pursuant to its law, has established the Modoc Tribe Elected Council to manage all tribal business affairs.  Modoc Tribe hereby appoints and designates the Chief of the Modoc Tribe Elected Council to be the Tribe’s duly appointed “Modoc Tribal Representative.”  Miami Tribe, pursuant to its law, has established the Miami Tribe Business Committee to manage all tribal business affairs.  Miami Tribe hereby appoints and designates the Chief of the Miami Tribe Business Committee to be the Tribe’s duly appointed “Miami Tribal Representative”.

2.4           Managing Officer.  “Managing Officer” shall be one of the officers of Manager, designed by notice given to Tribe in accordance with paragraph 8 of this Agreement, or his or her designee.

2.5           Gaming.  “Gaming” shall include Class II and Class III gaming as may be allowed under IGRA.

2.6           General Contractor.  “General Contractor” shall mean a person or entity selected by Management Committee who is a licensed General Contractor experienced in the construction of commercial buildings and appurtenant structures and service facilities and is capable of furnishing a performance bond of not less than $1,000,000, except that if locating a general contractor with a performance bond of $1,000,000 becomes unreasonably difficult or unreasonably expensive, the amount of the bond may be reduced or waived altogether, provided that the waiver of such bond is approved by Management Committee.

2.7           General Manager.  “General Manager” shall mean the person selected by Manager and approved by Tribal Representative, who has had experience in the operation, maintenance and accounting for a gaming enterprise and who can furnish a personal fidelity bond of or is bondable for not less than $100,000.00.  Said General Manager shall be the person responsible for and with the necessary authority for carrying out the duties and responsibilities of Manager as set forth in paragraph 6 below, in connection with the operation of Enterprise to utilize the Facility.

2.8           Manager.  “Manager” shall mean a natural person or entity that has entered into a management contract with the Tribe which has been approved pursuant to 25 U.S.C. 2710(d)(b).

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FINAL REVISION - October 23, 1996

2.9           Commission.  “Commission” shall mean the National Indian Gaming commission established pursuant to 25 U.S.C. 2704.

2.10         Tribal Gaming Commission.  “Tribal Gaming Commission” or “MMTGC” shall mean the commission of the Miami Tribe and Modoc Tribe.  The MMTGC will operate as authorized by the Modoc Tribe gaming ordinances for Class II (approved by the NIGC November 8, 1993) and Class III (approved by the NIGC on December 15, 1994).

2.11          Gross Receipts.  “Gross Receipts” shall mean the total gaming revenues received by Enterprise from all sources excluding loan proceeds.  Other nongaming revenues will be segregated from gaming revenues.

2.12          Operating Expenses.  “Operating Expenses”, determined in accordance with GAAP shall mean all expenses necessary for the operation of Enterprise, including but not limited to the following:

(1)	the payment of salaries, wages, and benefit programs for Enterprise’s employees:
(2)	prizes;
(3)	materials and supplies for Enterprise;
(4)	utilities;
(5)	remodeling, repairs and maintenance of Enterprise (provided that these costs do not extend the useful life of the asset);
(6)	interest of installation contract(s), if any purchased by Enterprise;
(7)	insurance and bonding;
(8)	advertising and marketing costs as budgeted and approved within the overall operating budget;
(9)	accounting fees;
(10)	security costs;
(11)	depreciation on buildings and equipment;
(12)
cost to Tribe and Manager for legal and other professional fees determined in accordance with Generally Accepted Accounting Principles (“GAAP”), incurred on behalf of Enterprise with the specific approval of Management Committee, and cost to the Management Committee and Manager for legal and other professional fees not to exceed $700,000 dollars each incurred for purposes of entering into or obtaining approval of this Agreement, completion of the gaming feasibility project or in connection with construction of Facility unless specifically and individually approved by the Management Committee;

(13)	reasonable travel expenses for the officers of Manger, Tribe and Management Committee to inspect and oversee Enterprise, subject to the budget agreed upon by the parties;
(14)	equipment and gaming equipment rental and/or operating lease payments;
(15)	trash removal;
(16)	costs of goods sold;
(17)	other expenses designed as operating expenses in the annual budget of Enterprise as approved by Management Committee;
(18)	expenses specifically designed as operating expenses in this MANAGEMENT AGREEMENT;
(19)	such other expenses that may be designated as operating expenses by Management Committee and approved by Tribe; and
(20)	interest expense.

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2.13          Net Profits.  “Net Profits” shall mean gross gaming revenues of an Indian gaming operation less - (a) Amounts paid out as, or paid for, prizes; and (b) Total gaming-related operating expenses, excluding management fees.

2.14          Facility.  “Facility” located on Tract, shall mean the building and associated parking and adjacent real and personal property, within which Enterprise will be housed.

2.15          Tract.  “Tract” shall mean a parcel of land, more particularly described in Appendix “A” attached as a part hereof, of which Tribe will build Facility, which parcel is held by the United States in trust for the Modoc Tribe.

3.0	Covenants.

In consideration of the foregoing Recitals, the parties agree and covenant as follows:

3.1           Engagement of Manager.  Tribe hereby retains and engages Manager and Manager accepts such retention and engagement, for a term of five (5) years commencing the date Enterprise opens for business to the public to offer Class II and/or Class III Gaming.  Tribe retains Manager to develop, manage, operate and maintain Enterprise.  Manager, along with Manager’s primary management officials and key employees of Enterprise, shall be licensed to operate Enterprise under Tribe’s Ordinance.  Tribe will not unreasonably withhold such licenses from Manager, its qualified primary management officials, or its qualified key employees.

Both Tribe and Manager agree that Manager shall have the option to extend this Agreement for an additional term of two (2) years from the expiration date of the initial five (5) year term, provided that;

a.	Manager is not in default on any of its obligations under this Agreement,

b.	Manager has not been repaid funds advanced to the Enterprise under the terms of the LOAN AGREEMENT, and

c.	Tribe does not at that time have funds available with which to pay the loan balance in full before the end of the initial term.

Manager shall notify Tribe of its election to extend this Agreement no later than ninety (90) days and no earlier than one hundred eighty (180) days before the end of the initial term.  Manager agrees that the effectiveness of the election to extend to shall be contingent upon Manager’s continuing satisfactory performance through the expiration of the initial term of this Agreement and the Tribe’s ability to repay is not substantially attributable to the Manager’s neglect or inability to perform its responsibilities under the Agreement during the last year of the Agreement.

3.2           Exclusivity of Manager’s Rights and Obligations.  Tribe warrants that during the term of this Agreement it will not establish or conduct any other Class II and Class III gaming subject to IGRA within a ten (10) minute driving time of the Tract.  Manager agrees that during the term of this Agreement it will not manage a Class II and Class III gaming enterprise within a ten (10) minute driving time of the Tract that would prejudice this Enterprise without the written approval of the Tribe.  Such approval shall not be unreasonably withheld.  The warranties in this paragraph 3.2 shall extend to and be binding on any entity owned (in whole or part), controlled, or in which any interest is held by Tribe or Manager or its Shareholders.

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FINAL REVISION - October 23, 1996

3.3           Establishment and Operation of Management Committee.  Within one week following the effective date of this Agreement, Manager shall designate Managing Officer and request approval by Tribe, which such approval shall not be unreasonably withheld.     Thereafter, Management Committee shall have the obligations and authorities described in this Agreement.  In order to be effective, any action of Management Commission must be a result of mutual agreement of the three management Committee members or their designees.  In the event a mutual agreement cannot be reached, then in such event, the appropriate action shall be determined by arbitration as provided in paragraph 22 below.

3.4           Manager’s Compliance with Tribe’s Gaming Ordinance.  Manager agrees that it will at all times comply with the terms of Tribe’s Ordinance, and any licenses issued thereunder.

3.5           Tribal Amendments to Tribal Gaming Ordinance.  Tribe agrees that any amendments made to Tribal Gaming Ordinance will be a legitimate effort to ensure the gaming operation is conducted in a manner that adequately protects the environment, the public health and safety, and the integrity of gaming at Enterprise.  Tribe agrees that it will exempt Enterprise and Manager from any amendments to that ordinance which will prejudice Manager’s rights under this Agreement, LOAN AGREEMENT, NOTE, or SECURITY AGREEMENT.

3.6           Effective Date.  The management contract shall not be effective unless and until it is approved by the Chairman of the National Indian Gaming Commission, date of signatures of the private parties notwithstanding.

4.0	Construction of Facility.

Following Effective Date of this Agreement, Tribe, subject to the conditions in LOAN AGREEMENT and provisions of this paragraph 4, shall undertake all steps necessary to construct Facility, including without limitation, the following:

4.1           Architect, Materials, Equipment, Labor, Facility.

4.1.1         Construction Manager.  Management Committee shall select a “Construction Manager” to oversee the design and construction of Facility.  Management Committee in counsel with Construction Manager shall select and contract with an Architect and a General Contractor.  Selection of the Architects and General Contractors shall be based upon selection from a minimum of three (3) qualified bidders.  Estimated design and construction cost including the cost of the Construction Manager to be reviewed and recommended by Management Committee and approved by Tribe and, if required, by the Bureau of Indian Affairs.

4.1.2         Architect and Design.  Architect shall be responsible for designing the Facility, including sewage facilities and site development; PROVIDED, that the design, construction and maintenance of such Facility and site shall meet or exceed the minimum standards which would be imposed on such facilities by existing State or Federal statute or regulation which would be applicable if Facility were located outside of the territorial boundaries of Tribe, although those requirements would not otherwise apply within those territorial boundaries; provided further, that nothing in this subparagraph shall grant any jurisdiction over Tract or its development and management to the State of Oklahoma or any political subdivision thereof.

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4.1.3         General Contractors.  General Contractors shall be responsible for providing all materials, equipment and labor to construct and initially equip Enterprise as necessary,   including site development, and supervise the construction of Facility so as to comply with the terms of LOAN AGREEMENT.   Management Committee and Construction Manager shall cause General Contractors to construct a facility of sufficient size to accommodate safely and comfortably the anticipation number of patrons who will use this Facility together with  sufficient parking, sanitary facilities, office space and refreshment facilities.  The design and construction of Facility will adequately protect the environment and the public health and safety.  The allowable costs and compensation of General Contractors shall not exceed those permitted by appropriate federal guidelines and shall be on terms and in an amount to be negotiated and recommended by Management Committee and approved by the Tribe and Commission.

4.1.4         Detailed Plans.  Detailed plans for the construction of Facility to house Enterprise shall be submitted for approval to Manager Committee prior to the commencement of the construction of Facility.

4.2            Supervision, Construction, Development and Improvements.

4.2.1         Supervision and Construction.  Construction Manager shall have the responsibility to supervise the completion of all construction, development, improvements and related activities undertaken pursuant to the terms and conditions of the contracts with Architects and General Contractors.  Tribe and Management Committee shall agree to plans and specifications for Facility, defining all activities, materials, and services necessary for Facility and Enterprise.  Construction Manager shall make weekly reports to the Management Committee presenting all plans, including cost estimates, fixed price contracts, actual expenditures and project schedule status for approval.

The cost of the architectural and engineering services, and the construction of Facility, including the building, furniture and furnishings, initial supplies, landscaping and parking area, shall not exceed the amount recommended by Management Committee and approved by Tribe.  Tribe, using funds loaned to it as costs are incurred, under the terms of LOAN AGREEMENT, shall provide all funds necessary for such architectural and engineering services, and construction.  If there are cost overruns for any activity, material or service that are in substantial conformity with such plans, and specifications previously agreed to by the parties, Manager shall cause a loan to be made to Tribe for the funds necessary to cover these approved cost overruns up to an agreed upon maximum for Tribe’s repayment obligations.

Tribe shall keep Facility and Tract free and clear of all mechanics’ and other liens resulting from the construction of Facility, which shall at all times remain the property of Tribe.  If such lien is claimed or filed, it shall be the duty of Tribe within thirty (30) days after having been given written notice of such a claim, either by payment to the claimant, by the posting of a bond or the payment into the court of the amount necessary to relieve and discharge the property from such claim, or in any other manner which will result in the discharge of such lien.

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4.2.2         Equipment Acquisition and Cost.  Management Committee shall select and Tribe shall provide necessary gaming equipment and Manager agrees to provide funds in a sum recommended by Management Committee and approved by Tribe for lease and/or purchase.  Such amount shall be accounted for as an operating lease, a capital lease or a purchase as provided under the rules of GAAP.

4.2.3         Working Capital.  Manager agrees to provide to Tribe the amount recommended by Management Committee and approved by Tribe, to be used as working capital in the operation of Enterprise; provided however, when such sum is not needed in the judgment of Tribe and Manager, then such sum shall be returned to Manager and credited to the principal  due under NOTE.  Repayment of such sum utilized for working capital shall be repaid to Manager by the Tribe and not treated as an operating expense of Enterprise.  See LOAN AGREEMENT for specific amounts.

4.2.4         Fire & Safety.  The Manager will be responsible to insure that all facilities on Tract shall be constructed and maintained in compliance with all fire and safety statutes, ordinances, and regulations which would be applicable if facilities were located outside of the exterior boundaries of the territory of Tribe, although those requirements would not otherwise apply on that territory provided, that nothing in this subparagraph shall grant any jurisdiction to the State of Oklahoma or any political subdivision thereof over Tract.  The Manager will be responsible for providing fire protection services.

4.2.5         Construction Commencement and Completion.  Contracts between Tribe, Construction Manager, Architect and General Contractor shall contain such provisions for the protection of Tribe as it shall deem appropriate, and shall provide that construction of Facility shall commence within a reasonable time following the granting of all approvals necessary to commence construction, and also provide that Construction Manager, Architect and General Contractor shall exert its best efforts to complete construction within six (6) months of the commencement of construction.  General Contractor shall warrant the construction to be free of defects and unworkmanlike labor or materials for a period of one year subsequent to the date the Construction Manager and Architect certifies Facility as complete.

4.2.6         Title and Taxes.  Title to any and all facilities constructed or improved, including fixtures and equipment, during the period of this Agreement shall vest solely in Tribe.  If any non-Tribal governments attempt to impose any possessory interest tax upon either party to this Agreement (Except for Income Taxes on Manager’s share of Net Profits.) regarding Enterprise, Tribe shall resist such attempt through legal action.  The costs of such action and the compensation of legal counsel shall be an expense of the Enterprise.  If a court of competent jurisdiction finally determines that any such tax is legally due, it shall be an expense of the Enterprise.

4.3            Situs of Contracts.  All contracts entered into between Tribe and anyone or any entity providing services associated with the contemplated Enterprise shall be entered into on lands subject to the Modoc Tribe’s jurisdiction and shall be subject to all applicable laws and regulations of Tribe and in compliance with paragraphs 3.4 and 3.5.

5.0	Business and Affairs in Connection with Property.

5.1           Manager Authority and Responsibility.  Once construction of Facility has been completed in accordance with this Agreement and LOAN AGREEMENT, and for the remainder of the term of this Agreement, all business and affairs in connection with the financing, construction, improvements, development and day-to-day operation, management and maintenance of Enterprise shall be the sole management responsibility of Manager, which is hereby granted the necessary power and authority to act in order to fulfill its responsibility pursuant to this Agreement.  Manager shall establish the hours and days of operation with the approval of the Management Committee.  Manager shall design, place and administer the advertising and marketing programs and expenditures in accordance with the approved annual operating budget.

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5.2            Duties of Manager.  In managing, operating, and maintaining Enterprise, Manager’s duties shall include, but not be limited to the following:

5.2.1         Manage Enterprise.  Manager shall use reasonable measures for the orderly administration, management, and operation of Enterprise, including without limitation    cleaning, painting, decorating, plumbing, carpeting, grounds care, and such other maintenance and repair work as is reasonably necessary.  Manager shall not obligate or encumber any funds or assets of Enterprise, except as specifically set forth in paragraph 5.7 below.

5.2.2         Compliance.  In carrying out its obligations under this Agreement, Manager agrees to comply with all duly enacted statutes, regulations, and ordinances of Tribe that are presently in effect or which may in the future be enacted in compliance with paragraphs 3.4 and 3.5, provided that Tribe will take no action and adopt no statute or ordinance that violates the Indian Civil Rights Act, 25 U.S.C. § 1301 et. seq., and provided that any changes in Tribe’s land use or zoning regulations or ordinances shall provide that during the term of this Agreement, or any extensions thereof, that Tract shall be exempt from such changes.  Provided further that, for a period of 180 days after the signing of this Agreement, Manager retains the right to, in its sole discretion, terminate this and all other accompanying agreements if it reasonably determines that any Tribal, commercial or taxation statue, or regulation would render Enterprise prohibitively uncompetitive.  Manager will also comply with all the terms of the MANAGEMENT AGREEMENT, LOAN AGREEMENT, NOTE and SECURITY AGREEMENT.  In all situations, all gaming covered by this contract will be conducted in accordance with the Indian Gaming Regulatory Act (IGRA or The Act), and governing Tribal ordinance(s).

5.3           Security Force.  Manager shall be responsible for organizing a security force sufficient to reasonably assure the safety of the customers, personnel, monies, and property of Enterprise.  Such security force shall be comprised of security officers employed directly by Enterprise who shall report directly to General Manager, and each security officer shall be bonded or bondable in sufficient amounts commensurate with their enforcement duties and obligations as defined by the Management Committee.  The costs of such security service shall be included in the operating expenses of Enterprise.  Paying the costs of any increased public safety services shall be included in the operating expenses of Enterprise.

5.4            Cessation of Enterprise.  If Enterprise ceases operations as a result of a decision of a court of competent jurisdiction, or by operation of any applicable legislation, by fire, war, or other casualty, or by an Act of God, and such cessation was not the result of any act or fault of Manager, Manager shall have the following options:

5.4.1         Maintenance of Facility.  Manager shall have the option to continue its interest in this Agreement and to recommence the operation of gaming at Facility if at some subsequent date such recommendation shall be legally and commercially feasible in the sole judgment of Manager.

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5.4.2         Repair of Replacement Option.  If Facility is damaged or destroyed so that gaming can no longer be conducted at Facility, Manager may, at its sole discretion after consultation with Management Committee, choose to reconstruct Facility to a condition where gaming can once again be conducted at Facility.  If the insurance proceeds are insufficient to reconstruct Facility to a condition where gaming can once again be conducted at Facility, Manager may supply such funds to reconstruct Facility to such condition.  Should Manager sue any funds of its own beyond those provided by insurance proceeds, such funds shall be considered a loan to Tribe and, consequently, shall become part of the repayment obligation of Tribe to Manager.  These additional funds are subject to the maximum loan amount as    specified by Section 1.11 of the LOAN AGREEMENT.  If the insurance proceeds are not used to repair Facility, then such proceeds shall be first applied to the amounts due Manager under      the NOTE, and any surplus funds shall be distributed to Tribe.  In either event Manager may elect to terminate this Agreement under the provision of paragraph 5.4.4.

5.4.3         Other Business Purposes.  Manager shall have the option to use Facility for other business purposes, provided Management Committee has approved such uses and an annual budget for such uses in advance, which such approval shall not be unreasonably withheld.  Manager shall not be involved as owner or operator with the operation of Indian related businesses within Facility, such as smoke shop, gift shop, etc.  Manager has the right to approve management and to specify the image, decor and promotion approaches of such operations within the Facility.

5.4.4         Termination of Contract.  Manager shall have the option to notify Tribe in writing that it is terminating operations under this Agreement in which case, Manager shall forfeit all rights under this Agreement except any rights retained under the provisions of the NOTE and LOAN AGREEMENT.

5.4.5         Division of Profits on Non-gaming Operations.  If Manager elects to proceed under the option described in subparagraph 5.4.3, then the proceeds of any business established by Manager shall be apportioned between Manager and Tribe in accordance with a separate agreement to be negotiated between the parties.  Both parties agree to be fair and reasonable in the negotiation of division of profits for any non-gaming operation.  Parties agree that all accounting of non-gaming operations will be separate from the accounting for gaming operations.

5.4.6         Recommencement of Gaming.  If after a period of cessation gaming on Tract, the recommencement of gaming is possible, and if Manager has not terminated this Agreement under the provisions of paragraph 5.4.4, then all provisions of this Agreement shall also recommence.  If the period of cessation of gaming has not resulted from any act or fault of Manager, and if Managers has not elected to terminate this Agreement during that period, then the period of such cessation shall not be deemed to have been part of the term of this Agreement and the date of expiration of the term of this Agreement shall be extended by the number of days of such cessation period.  Any reasonable payments made to any third party to eliminate rights acquired in the premises during the period of cessation shall be deemed operating expenses of Enterprise.

5.5           Alcoholic Beverages.  During the term of this Agreement, no alcoholic beverages shall be sold on Tract unless Tribal Representative and Manager mutually agree to the serving of such beverages, and unless the serving of such beverage is otherwise in accordance with applicable law.

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5.6           Training and Management.

5.6.1         General Manager.  Manager shall, with the approval of Tribal Representative, which approval shall not be unreasonably withheld, select and employ General Manager for Enterprise, who will be assigned to the operation and management of Enterprise on a full-time basis.  The salary and employment benefits paid to such person shall be operating expenses of Enterprise, whether that salary and those benefits are in the form of an hourly wage, contract fees, bonuses for performance or in some other form.  General Manager, Accountant and the person or persons selected by General Manager to be in charge of the money room of   Enterprise, shall each be bonded or bondable in a minimum amount of One Hundred Thousand Dollars ($100,000.00).

5.6.2         Accountant.  General Manager shall select and employ a qualified accountant who will be in charge of and responsible for the accounting and audit of all receipt, disbursements, and cash management of Enterprise.  Accountant shall be employed by Enterprise on a full-time or less than full-time basis, depending on the requirements of Enterprise.  The cost of Accountant shall be paid by Enterprise as an operating expense.  Management Committee shall have the right to approve the qualified accountant selected by General Manager, which approval shall not be unreasonably withheld.  The qualified accountant shall be supervised by General Manager of Enterprise.  In addition, an annual certified audit of financial statements, books and records of Enterprise shall be conducted by a Nationally recognized firm of Certified Public Accountants (“Auditor”) as suggested by the Management Committee and selected by the Tribe.  The Auditor shall be instructed to consider within the audit scope a detail review of all contracts for supplies, services or concessions for a contract amount in excess of Twenty Five Thousand Dollars ($25,000.00) annually (except contracts for professional legal or accounting services).  Audit reports shall be sent to Tribe, Management Committee and Manager.  The cost of such audits shall be an operating expense of Enterprise.

5.6.3         Training Aid.  Manager will provide individuals to carry out a program of instruction for job applicants accepted for employment, and will provide personnel who will supervise and instruct the job applicants accepted for employment, and provide opportunity for upward mobility in employment.  The salary and employment benefits paid to such individuals, other than employees of the Manager, shall be budgeted operating expenses of Enterprise.

5.7           Budget.  Manager shall not make any expenditures from funds or assets of Enterprise except as set forth in a quarterly budget, approved by Management Committee.  The quarterly budget shall include projected operating expenses, capital expenditures, and contingent liabilities.  Following approval of the quarterly operating budget, Manager shall be authorized to make budget expenditures without further approval and shall be authorized, with approval of Management Committee, a margin of excess from such budget figures not to exceed fifteen percent (15%) of any line item during the first year of operation, and ten percent (10%) thereafter.  Except however Manager may reallocate budgeted funds from one line item to another without further approval.

5.8           Employees.

5.8.1         Manager Responsibility.  It is understood and agreed that Manager shall provide Enterprise with personnel and personnel management and, subject to the provision of paragraphs 5.8.2, 5.8.3, 5.8.5, and 5.8.7 of this Agreement, shall have the exclusive responsibility and authority to employ, direct, contract for and discharge all personnel performing regular services in and on Tract in connection with development, maintenance, operations and management of Enterprise and any activity upon Tract.  Manager, at its discretion may contract for full-time and/or part-time employees subject to the provisions of this paragraph.

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5.8.2         Indian Preference and Wages.

5.8.2.1      Employment.   In order to maximize benefits of Enterprise to Tribe, Manager shall give preference in recruiting, training, and employment to members of Tribe and their spouses in all job categories of Enterprise, but especially in top management positions.   Manager shall provide to Management Committee written notice of all job openings before accepting applications for any positions, and shall provide special training programs under paragraph 5.6.3 above for Tribal members and their spouses.  To the extent that qualified members of Tribe or their spouses are not available to fill a position, preference in employment shall be given first to qualified members of other Indian tribes.  Tribe agrees to provide and maintain a current list of registered tribal members for employment verification by Manager.  Actual job placement shall be made in accordance with Personnel Policies and Procedures, reference 5.8.4.

5.8.2.2     Contracting.  Manager shall also give preference within a five percent (5%) cost margin, all other factors being equal, to qualified members of Tribe, their spouses, and business entities certified by Tribe to be controlled by Tribe, its member or their spouses, when selecting an outside contractor or subcontractor and when hiring personnel for any construction, renovation or improvement, if such person or entities are available.  Manager shall provide written notice to Tribe in advance of such contracting, subcontracting and construction opportunities.

5.8.2.3      Determination of Qualifications and Compensation.  For the purpose of this paragraph 5.8.2.3, Manager shall have the sole responsibility for determining whether a prospective employee or independent contractor is qualified and the appropriate level of compensation to be paid.  Actual job placement shall be made in accordance with Personnel Policies and Procedures, reference 5.8.4.

5.8.2.4      Litigation.  If, by reason of this provision, Tribe, Management Committee, Manager, or any contractor or subcontractor is sued by any person for an alleged violation of any State or Federal statute or law, or is charged with unlawful discriminatory acts, Tribe, Management Committee and/or Manager shall defend such action or actions.  The cost of such litigation shall be an operating expense of Enterprise.

Except that Tribe, and/or Management Committee reserves the right to decline to participate in the defense of any such suit.  However, should Tribe and/or Management Committee decline to participate in any such lawsuit, Manager retains the right to defend any such lawsuit, and the cost of defending any such lawsuit shall be an operating expense of Enterprise.

5.8.3         Employment Background Check.  A background check shall be conducted by Tribe in accordance with the procedures defined by the Tribal Ordinance on each applicant prior to his or her being hired, and no individual whose prior activities, criminal record, if any, or reputation, habits and associations pose a threat to the public interest or the effective regulation of gaming, or create or enhance the dangers of unsuitable, unfair or illegal practices and methods and activities in the conduct of gaming, shall be employed by Enterprise.  However, Parties agree that all screening must be within the federal guidelines established by the EEOC.

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5.8.4         Personnel Policy.  Manager shall prepare and maintain a documented Personnel Management System (“PMS”).  The PMS shall contain, among other systems and procedures, written position descriptions defining the positions available within the Enterprise including the minimum skills, qualifications, experience and compensation range.  General Manager shall submit a description of PMS to the Management Committee for review and comments thirty  (30) days prior to Enterprise’s commencement of operations.  The PMS also shall include a grievance procedure in order to establish fair and uniform standards for the employees of Enterprise.  APPENDIX “G” is a copy of this policy.  Any revisions to the personnel policies and procedures shall not be effective unless they are approved in the same manner as was the original manual.

5.8.5         Procurement Policy.  Manager shall prepare a draft of procurement policies and procedures, which policies and procedures shall be presented by General Manager to Management Committee for review and comments thirty (30) days prior to Enterprise’s commencement of operations.  Any revisions to the procurement policies shall not be effective unless they are approved in the same manner as were the original policies and procedures.  In all purchasing for Enterprise, Manager shall give preference to qualified members of Tribe, their spouses, and business entities certified by Tribe to be so qualified by Tribe, its members or their spouses provided that all other factors are equal.

5.8.6         No Manager Wages or Salaries.  Neither Manager, nor any officers, directors, partners, limited partners or investors shall be compensated by wages from or contract payments by Enterprise for their efforts or for any work which they perform under this Agreement except as provided for herein.  The share of net profits under this Agreement, and the interest income earned under LOAN AGREEMENT and paid to Manager, shall constitute the exclusive sources of compensation to such persons for their efforts under this Agreement.  However, the parties agree that each Management Committee member may be compensated for its actual out-of-pocket expenses appropriately documented and approved by the Tribal Representative and the Manager.

5.8.7         Employee License Required.  Each key employee shall maintain a current tribal license as a condition of employment in accordance with the Ordinance.

5.9            Cash Management.  General Manager shall document and install a system for monitoring all funds, which system shall be submitted in advance of implementation to Management Committee for approval.  Any changes in such system after commencement of Enterprise also shall be subject to review and approval by Tribal Representative.  Manager shall have the right and duty to maintain and police its system for cash management in order to prevent any loss of proceeds from Enterprise.  Tribal Representative shall have the right to inspect and oversee the system at all times.  Tribal Representative or its designee shall have the right to be present and count or oversee the counting of the cash revenues on a daily basis.

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5.10          Bank Accounts.  Management Committee shall select a bank for the deposit and maintenance of funds.  Management Committee shall establish six (6) bank accounts at that  bank for follows (1) general account, (2) operating account, (3) constitution account, (4) prize fund account, (5) impressed payroll account and (6) Cash Contingency Reserve Fund.    All funds shall be deposited into the general account and distributed under the control of the Management Committee and the General Manager to the appropriate other accounts.      Transfers shall be made from the “General Account” to the operating expenses account (“Operating Account”) sufficient to cover all operating expenses and distributions of Enterprise.  The Operating Account and payroll account shall be set up to use computer printed checks.  If for any reason a transfer from General Account to the Operating Account in the amount of any sum necessary to pay all debt service, both principal and interest pursuant to the LOAN AGREEMENT, is not made, then Manager shall be authorized to transfer from such General Account an amount necessary to pay such debt service.  Manager shall retain all responsibility and authority for making all payments from all accounts and shall provide Tribal Representative a monthly report on all expenditures from all accounts.  Daily and/or weekly reports are available upon request.  Except to pay operating expenses as they come due, including payment of interest on NOTE, payment from General Account shall require the signature of Tribal Representative and Managing Officer or designee, appointed in accordance with the definition of the “Management Committee”, paragraph 2.2 above.     All depositories and the accounts therein shall be federally insured.  All parties agree that idle funds in the various accounts are to invested as directed by the Management Committee and that funds in excess of $100,000 may not be federally insured.

5.10.1       Daily Deposits to General Account.  Manager shall collect, receive, and receipt all gross sales, revenues and any other proceeds connected with or arising from the operation of Enterprise, the sale of all products, foods and refreshments, and all other activities on the premises, and deposit them daily into General Account established per 5.10 as soon as reasonably possible after the established daily cut-off time of business or more frequently as determined by Manager.  All money received by Enterprise on each day that it is open must be counted at the close of operations for that day.  Adequate security shall be provided in transporting the funds to the bank.  The parties hereto agree to obtain a bonded transportation service to effect the safe transportation of the daily receipts to the bank, if such service is available at a reasonable cost.

5.10.2       Generating Account.  Manager shall, consistent with and pursuant to the approved annual budget, have responsibility and authority for making all payments for operating expenses from Expense Account as defined in this Agreement.

5.10.3       No Cash Disbursements.  Manager shall not make any coin and/or currency disbursements from any Enterprise fund for any reason whatsoever, except for the payment of cash prizes pursuant to the schedule of cash prize awards established and approved by Management Committee.  Any and all other payments or disbursements by Manager shall be made by check drawn against “Operating Account.”  General Manager shall have the obligation to promptly file any reports of gaming winnings and the names of winners that may be required by the Internal Revenue Service of the United States.

5.10.4       Cash Contingency Reserve.  Enterprise shall maintain a cash contingency reserve, funded by the Tribe, and a petty cash fund, the amount of which shall be agreed to quarterly by the Management Committee in conjunction with the establishment of the annual operating budget, or more often as mutually agreed and approved by the Management Committee.  The cash contingency reserve shall initially be deposited in the General Account and shall be used to provide the initial balance of the Operating Account, and the initial Cash Prize Reserve Fund.  The petty cash fund shall be used for miscellaneous small expenditures of Enterprise, and shall be maintained at Facility.

5.11          Best Efforts.  Manager shall devote its best effort to the fulfillment of its duties outlined in this Agreement.

5.12          Accounting and Books of Account.

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5.12.1       Statements.  Manager shall prepare and provide to Tribe comparative financial statements monthly, quarterly, and annually of all sales, revenues, and all other amounts collected and received, and all deductions and disbursements made therefrom in connection   with Enterprise and in conformance with the budget.  An annual certified audit of financial statements, books and records of Enterprise shall be conducted by a Nationally recognized firm of Certified Public Accountants (“Auditor”) as suggested by the Management Committee and selected by the Business Committee of the Tribe.  Auditor shall report to a three member Audit Committee appointed by Manager and Tribe.  Such Audit Reports shall be sent to Tribe, Management Committee and Manager.  The Auditor shall be instructed to consider within the audit scope a detail review of all contracts for supplies, services or concessions for a contract amount in excess of Twenty Five Thousand Dollars ($25,000) annually (except for contracts    for professional, legal or accounting services).  The costs incurred for such audits shall be an operating expense of Enterprise.  Such audits may be provided by Tribe to officials of the Commission as required by law.

5.12.2       Books of Account.  Manager shall maintain full and accurate books of account at an office in Facility.  The books shall be kept on the accrual basis and the records shall be maintained using generally accepted accounting principles.  Additionally, the Manager will comply with all applicable provisions of the Internal Revenue Code as well as provide an adequate system of internal accounting controls.  Tribal Representative shall have access to the daily operations of Enterprise and shall have the right to inspect, examine, and copy all such books and supporting business records at any time.  Such rights may be exercised through an agent, employee, attorney, or independent accountant acting on behalf of Tribe.

5.12.3       NIGC Annual Fees.  Manager shall maintain adequate accounting records to allow the calculation of Commission fees in accordance with 25 CPR 514.1.  Manager shall have the authority and responsibility for making all financial reports to the Commission and for making all estimated fee payments to the Commission from the Tribe’s account.

5.12.4       Financial System Design.  Manager shall design, install and operate a financial accounting and control system for the Enterprise to be included within the operating expenses of the Enterprise.  In addition to other elements described elsewhere within this Agreement, the key elements of the system shall include:

(a)	an adequate system of internal accounting controls;
(b)	the preparation of financial statements in accordance with generally accepted accounting principals;
(c)	the reports and procedures must be susceptible to audit;
(d)	the reports to allow the Manager, the Tribe and the Commission to calculate the annual fee due under the Act;
(e)	the reports clearly showing the calculation and payment of the Manager’s fee; and
(f)
the data base and related reports required for the allocation of revenues, operating expenses and/or overhead expenses among the Tribe, the Tribe’s gaming Enterprise, the Manager and any other user sharing the facilities and services.

5.12.5       Accounting for Promotional Departments.  Manager does not plan to participate in the non-gaming operations of the Tribe (such as gift shop, smoke shop, etc.).  However, Manager is responsible for ancillary support activities (such as concessions, food service, conference scheduling, travel planning, etc.) which could be used as promotional items as a part of the advertising and marketing plan.  The financial losses or contributions from the departments responsible for these ancillary support activities are to be included as a cost of operation of the Enterprise.

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6.0	Liens.

Tribe herein specifically warrants and represents to Manager that during the term of this Agreement, Tribe shall not act in any way whatsoever, either directly or indirectly to cause any party to become an encumbrance or lien holder of the property subject to this Agreement without the prior written consent of Manager.

7.0	Compensation and Reimbursement.

7.1           Compensation.  Within fifteen (15) days after the end of each calendar month of operating, Manager shall calculate and report to Tribal Representative the gross receipts, operating expenses, and Net Profits of Enterprise for the previous month’s operation.  Parties agree that during the first 120 days of operation the operating reports may not be prepared within the fifteen day guideline.

Such Net Profits shall be designated for distribution by the Management Committee seventy percent (70%) to the Tribe [thirty five percent (35%) to the Miami Tribe plus thirty five percent (35%) to the Modoc Tribe] and thirty (30%) to the Manager.

7.2           Distribution Preference.  The monthly preference of the designated distribution amount shall be made according to the following priority distribution scheme:

A.
Notwithstanding the provisions of Paragraphs B below, Tribe shall receive from its designated distribution amount a “Minimum Payment” of  $500 per month [i.e. $250 to the Miami Tribe and $250 to the Modoc Tribe] during the life of this Agreement, guaranteed by the Manager.  Such Minimum Payment shall have priority over the recoupment of construction and development costs.

B.
Any balance of designated distribution remaining shall be distributed to Tribe and Manager as provided hereinbefore in this section.  Tribe’s share under priority B shall be decreased by the amount paid to Tribe in priority A.

7.3           Credit for Excess Distribution.  Manager shall receive credit for any amount of its distribution paid to Tribe under this priority distribution scheme should any amount paid exceed that which would have been paid to Tribe had the net profits simply been distributed according to the aforesaid schedule absent the priority distribution scheme.

7.4           Maximum Construction and Development Cost Recoupment.  Manager shall not receive in excess of THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000) as the recoupment for construction, development, working capital and other pre-opening advances as identified in the LOAN AGREEMENT.

8.0	Notice.

Any notice required to be given by the parties or the Commission pursuant to this Agreement shall be delivered by Certified Mail, Return Receipt Requested, addressed to Manager or Tribe as follows:

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MANAGER:	President, BUTLER NATIONAL SERVICE CORPORATION
1546 East Spruce Road
Olathe, Kansas 66061

TRIBE:	Chief, MODOC TRIBE OF OKLAHOMA
515 G Southeast
Miami, Oklahoma 74354-8224

TRIBE:	Chief, MIAMI TRIBE OF OKLAHOMA
202 South Eight Tribes Trial
Miami, Oklahoma 74355

or to such other different address(es) as Manger or Tribe may in writing specify, using the notice procedure called for in this paragraph.

9.0	Warranties.

9.1           Warranties.  Manager and Tribe each warrant and represent they shall not act in any way whatsoever, either directly or indirectly, to cause this Agreement to be altered, amended, modified, canceled, or terminated or attempt to assign or transfer this Agreement or any right to or interest in said Agreement, without the consent of the other party, except that Manager reserves the right to transfer its rights under this Agreement to a wholly owned subsidiary, further, Manager and Tribe warrant and represent that they shall take all actions necessary to insure that the Agreement shall remain in good standing at all times.  Manager and Tribe shall mutually agree on additional changes to the operational procedures, which changes are not otherwise provided for in this Agreement, as necessary, so as to implement and better develop the revenue and efficiency of Enterprise.

9.2           Interference in Tribal Affairs.  It is understood and agreed that Manager, acting as manager for Enterprise, shall not directly or indirectly interfere with the internal affairs of Tribe, its members, or its government or any subdivision or department thereof,  No contributions or funding shall be made for political campaigns.  A material breach of this condition shall be grounds for termination of this Agreement and shall not be subject to the cure provisions of paragraph 10, (Grounds for Termination).  For purposes of this paragraph, interference shall be defined as any attempt to influence a decision of Tribe, or General Council, or any officer of Tribe or to influence Tribal election process by doing any of the following acts: offering cash incentives, making written or oral threats to the personal or financial status of any person or thing, or similar acts, except normal business discussions that only affect the activities of Enterprise.  Interference shall be grounds for termination only if such interference has been determined to have taken place by a decision of an arbitrator, under the arbitration provisions of paragraph 23 of this Agreement.

10.0	Grounds for Termination.

10.1          Voluntary Termination and Termination for Cause.  In addition to the provisions of paragraph 5.4.4 above, this Agreement may be terminated upon the mutual written consent and approval of both parties, and either party may terminate this Agreement if the other party commits or allows to be committed any material breach of this Agreement.    A material breach of this Agreement shall include, but not be limited to, a failure to either party to perform any duty or obligation on its part for any twenty (20) consecutive days.     However, neither party may terminate this Agreement on grounds of material breach, except as provided in this paragraph and paragraphs 8 (Notice) and 16 (Disclosures), unless it has provided written notice to the other party of its intention to declare a default and to terminate Agreement, and the defaulting party thereafter fails to cure or take steps to substantially cure the default within    sixty (60) days of receipt of such notice.   The discontinuance or correction of the material breach shall constitute a cure thereof.  In the event of any termination for cause, regardless of fault, the parties shall retain all monies previously paid to them pursuant to paragraph 7 (Compensation and Reimbursement); and Tribe shall retain title to all Enterprise fixtures, improvements, supplies, equipment, funds and accounts except to the extent that Manager has undistributed earnings in any fund or account and except if the promissory NOTE (NOTES)    has not been paid in full.  The Manager will not make claim against or encumber any real property of the Tribe.

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10.1.1       Manager Breach.  In the event of termination where Manager has breached this Agreement, Manager shall continue to have the right to repayment of unpaid principal and interest under NOTE and LOAN AGREEMENT and any net profits on hand to be distributed in accordance with paragraph 7 above, but shall not have the right to otherwise share in the future profits from Enterprise or any other gaming as allowed under IGRA within the territorial boundaries of tribe, except for the repayment of its loan principle and interest; Manager shall indemnity and hold Tribe harmless against all liabilities of whatever nature whatsoever created by or remaining after their termination of this Agreement, provided that Manager shall have no responsibility for any liabilities created in the ordinary course of business by Manager within the scope of Manager’s authority under this Agreement; and Manager shall execute appropriate releases.

10.1.2       Tribal Breach.  In the event of termination where Tribe has breached this Agreement, Manager shall not be required to perform any further services under this Agreement.  Any net profits on hand will be distributed in accordance with paragraph 7 above.  Tribe shall indemnify and hold Manager harmless against all liabilities of any nature whatsoever created by reason of Tribe’s breach.  Manager shall continue to have the right to demand and receive accelerated repayment of the unpaid principal and interest under NOTE and LOAN AGREEMENT and shall be entitled to money damages for lost profits payable from this gaming Enterprise for the remainder of the original term or any extension or renewal thereof.

10.2          Involuntary Termination Due to Changes in Applicable Law.  It is the present understanding and intention of the parties that the establishment and operation of Enterprise contemplated herein conforms to and complies with all applicable laws.  In the event that this Agreement or Enterprise is determined by the Congress of the United States, Commission, or a court of competent jurisdiction to no longer be lawful, the obligation of the parties hereto shall cease, and this Agreement shall be of no further force and effect; PROVIDED:  (1) that Manager shall have the rights of the parties set forth in paragraph 5.4 (Cessation of Enterprise); (2) that Manager and Tribe shall retain all monies previously paid to them pursuant to paragraph 7 (Compensation and Reimbursement); (3) that all funds of Enterprise (excluding the working capital if it has not been repaid to Manager by Tribe) in any account shall be paid and distributed as provided in paragraph 7; (4) that any monies loaned to Tribe under NOTE and LOAN AGREEMENT shall be repaid in accordance with NOTE and LOAN AGREEMENT; and (5) that Tribe shall retain title to all Enterprise fixtures, supplies, or equipment of Enterprise that have been perfected pursuant to LOAN AGREEMENT.  The Manager will not make claim against or encumber any real property of the Tribe.

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11.0	Dispute Provisions.

The Miami-Modoc Tribe Gaming Commission is responsible for the resolution of disputes between the gaming public (the patrons) and the Tribe and/or the Tribe’s management contractor in accordance with the Ordinance.

12.0	Insurance.

Tribe shall maintain public liability insurance in the amount of at least One Million Dollars (US $1,000,000.00) per person and Five Million Dollars (US $5,000,000.00) per occurrence for all activities on Tract.  Tribe shall also keep all buildings, improvements, and contents thereof insured with extended coverage for their full replacement value against loss or damage by fire, robbery, theft, malicious mischief, and vandalism.  The exact nature and extent of such coverages shall be determined by the Management Committee.  Tribe shall also maintain Builders Risk Insurance in the full amount during construction; and, shall maintain Workers Compensation insurance or reserves with limits as would be required by Kansas, Missouri or Oklahoma laws if such law were applicable to Enterprise, PROVIDED that Tribe shall supply Manager with written evidenced satisfactory to Manager of such coverage.  The costs of said insurance, to the extent that it relates to Tract and Enterprise, shall be an operating expense of Enterprise.  In addition, Enterprise shall maintain a general fidelity bond for personnel working in the Facility.  Manager shall be named as an additional insured in any such policies.

13.0	Successors.

The benefits and obligations of this Agreement shall inure to and be binding upon the parties hereto and may not be assigned, transferred, subcontracted or encumbered by Manager except with the written consent of Tribe pursuant to a duly approved authorization of Tribal Representative, and approval by the Chairman of the Commission, PROVIDED Manager may assign all or any part of its rights to receive payment, and to enforce its security interest under this Agreement, LOAN AGREEMENT, and NOTE to another corporation or limited partnership within which Manager has a controlling interest; PROVIDED further, that the names of any officers, directors and major (five percent or more) shareholders in such assignee corporation or of any partners in such a limited partnership shall be submitted to Tribe and to the Chairman of the National Indian Gaming Commission for review at least one-hundred-eighty (180) days before the effective date of such assignment.  Consent of Tribe shall be deemed to have been given unless Manager receives written notice of disapproval by either Tribe, Chairman of the National Indian Gaming Commission within the one-hundred-eighty (180) day period.  Tribe retains the absolute right to deny consent to any proposed assignment, transfer, or encumbrance, except as specifically allowed herein, provided that Tribal approval shall not be required for any transfer of an interest formerly owned by a deceased shareholder of Manager if that transfer is made to an heir at law or trustee of such heir through a probate proceeding or is made under the rules of the Securities and Exchange Commission.  In addi-tion, the corporate form of Manager’s entity shall not be changed without the prior written approval of Tribe, which consent shall not be unreasonably withheld.  Such change in form shall include:  the sale of the stock of the corporation in such a manner as to cause a change in control of the Manager as defined by the Securities and Exchange Commission; but shall not include the removal or termination of any partner, shareholder, or other ownership interest that exists and that has been disclosed to Tribe on the date of execution of this Agreement or approved by Tribe subsequent thereto.  Disclosure is hereby made that Manager is currently controlled by a parent corporation owned by the public, Butler National Corporation; that Manager and parent intend to file the appropriate registration documents with the Securities and Exchange Commission under the 1933 act to cause Manager to become a public company and offer its securities to the public; and that Manager intends to maintain its affairs under the rules of the Securities and Exchange Commission.

The remainder of this page is intended to be blank.

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14.0	Recordation.

At the option of Manger or Tribe this Agreement may be recorded in any Public Records.

15.0	Consents and Approvals.

15.1          Tribe.  At all places in this Agreement where approval or consent or other action of Tribe is required, said approval shall mean the written approval of Tribe by duly enacted resolution by Tribal Representative and any such approval, consent or action shall not be unreasonably withheld; provided, that the foregoing does not apply where a specific provision of this allows Tribe an absolute right to deny approval or consent or withhold action.

15.2          Manager.  At all places in this Agreement where approval or consent or other action of Manager is required, said approval shall mean the written approval of Manager’s Managing Officer, and such approval, consent or other action shall not be unreasonably withheld.  Manager shall appoint its Managing Officer by resolution pursuant to the terms of Manager’s Corporate documents and the terms of paragraph 3.3 hereof.

16.0	Disclosures.

16.1          Investors.  Manager warrants that Manager has not received gifts, loans, investments, or other funds, and that its partners have not received any gifts, loans, investments or other funds for the purpose of investing in Manager except such as may be necessary and proper to fund the corporation to achieve the goals set out herein.  Manager is controlled by a public corporation as described in 13 above.  The affairs of the parent and it subsidiaries are reported to the public via the Securities and Exchange Commission quarterly report on Form 10-Q and annually on Form 10-K including the officers, directors or five percent (5%) beneficial shareholders.

Tribe warrants that Tribe has not received gifts, loans, investments, or other funds, and that its partners have not received any gifts, loans, investments or other funds for the purpose of investing in Tribe, Facility and/or Enterprise except such as may be necessary and proper to fund its corporation to achieve the goals set out herein.

16.2          Warranties.  Manager further warrants as follows:  (1) that there are no management, financial, or ownership interests in Manager,  except the interests,  if any,  that have been disclosed in writing to Tribe on the date of the execution of this Agreement; (2) that no officer, director or five percent (5%) beneficial shareholder of Manager has been arrested, indicted for, convicted of, or pleaded nolo contendre to any felony or any gaming offense, or had any association with individuals or entities connected with organized crime; and (3) no person or entity listed in paragraph 16.1, including any officers, director or five percent (5%) beneficial shareholders, has been arrested, indicted for, convicted of, or pleaded nolo contendre to any felony or any gaming offense, or had any association with individuals or entities connected with organized crime.  For the purposes of this paragraph, the management, financial, or ownership interests that are set forth in written documents shall be considered “undisclosed” until a copy of such document is provided to Tribe.  Manager further warrants that Appendix “F” attached to this Agreement contains a description of any previous experi-ence that each person listed in paragraph 16.1 has had with other gaming contracts with Indian tribes or with the gaming industry generally, including specifically the name and address of any licensing or regulatory agency with which such person has had a contract relating to gaming.

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16.3          Criminal and Credit Investigation.  Manager agrees that its officers, partners, employees, directors and/or five percent (5%) beneficial shareholders (whether or not involved in Enterprise), all person and entities referred to in paragraphs 15.1 and 15.2 and all employees of Enterprise shall consent to background investigations to be conducted by the Federal Bureau of Investigation, National Indian Gaming Commission or Tribe at the request of Tribe and shall be subject to licensing requirements in accordance with Federal and/or Tribal law.  Manager agrees that Manager, its officers, shareholders, and all persons and entities referred to in paragraphs 15.1 and 15.2 shall consent to a financial and credit investigation to be conducted by a credit reporting or investigation agency at the request of Tribe.  Manager further warrants that Manager, its officers, partners, employees (whether or not involved in Enterprise), and all persons and entities referred to in paragraphs 15.1 and 15.2, shall disclose any information requested by Tribe  which would facilitate in the background and financial investigations, and will cooperate fully with such investigations.  Any false or deceptive disclosures or failure to cooperate fully with such investigations by an employee of Manager or an employee of Enterprise shall result in the immediate dismissal of the employee.  The results of any such investigation may be disclosed by Tribe to the Chairman of the National Indian Gaming Commission as required by IGRA.

16.4          Disclosure Amendments.  Manager warrants whenever it learns there is any change in the information disclosed pursuant to paragraph 16, it shall immediately notify Tribe of such change not later than thirty (30) days following Manager’s discovery of such change.  All of the warranties and agreements contained in this paragraph shall apply to any person or entity referred to in paragraph 15 as a result of such changes.

16.5          Breach of Manager Warranties.  See paragraph 10.1 in addition to this paragraph.  The breach of any warranty contained in subparagraphs 16.1, 16.2, 16.3, 16.4 and 16.5 shall be grounds for immediate termination of Agreement, PROVIDED, that is a breach of the warranty contained in subparagraph 16.3 is discovered during the term of Agreement, and such breach was not disclosed by any background check conducted by the Federal Bureau of Investigation as part of the Bureau of Indian Affairs or National Indian Gaming Commission approval of this Agreement, or was discovered by the FBI investigation but offices, directors, and shareholders of Manager sign a sworn affidavit that they had no knowledge of such breach therein, Manager shall have ninety (90) days from the day it is informed of such breach to terminate the interest of the breaching person or entity and if such termination takes place, this contract shall remain in full force and effect.

17.0	Use of Facility.

Manager and Management Committee shall not conduct or allow to be conducted at Facility any clearly illegal activities or any activities not approved by Tribe including the use or possession of illegal drugs or other substances.  Manager shall maintain an orderly, clean, and healthy atmosphere, and prohibit the use or possession of alcohol at Facility unless approved as required by paragraph 5.5 and appropriate licenses are obtained by Tribe.

18.0	Authority to Execute.

Each party warrants to the other that it has full authority to execute this Agreement.

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19.0	No present Lien or Lease.

The parties of this Agreement agree and expressly warrant that this Agreement is not a lease and does not convey any present interest whatsoever in Facility or Tract, nor any proprietary interest in Enterprise itself.

20.0	Tribe’s Limited Waiver of Sovereign Immunity.

By this Agreement, Tribe does not waive, limit, or modify its sovereign immunity from uncontested suit except as provided in this Section 20.  Tribe expressly waives in a limited manner its immunity from suit and consents to be sued by Manager in Modoc Tribal Court, the United States District Court for the Northern District of Oklahoma, the United States District Court for the District of Kansas, the United States Court of Appeals for the Tenth Circuit, and the United States Supreme Court.  Said waiver is specifically limited to the following actions and judicial remedies:

20.1          Monetary Damages.  The enforcement of an award of money damages by arbitration pursuant to paragraph 23 (Arbitration); provided that the arbitrator(s) and/or Court shall have no authority or jurisdiction to execute against any assets of Tribe except for assets of Enterprise (not including Tract or the physical building structure or fixtures), undistributed or future proceeds of Enterprise, and the future proceeds of any other gaming operation conducted by Tribe.  In no instance shall any enforcement of any kind whatsoever be allowed against any assets of Tribe other than the limited assets of Tribe specified above in this section.

20.2          Consents and Approvals.  The enforcement of a determination by arbitration pursuant to paragraph 23 (Arbitration) that a consent or approval by Tribe or Tribal Representative, that cannot be unreasonably withheld in fact has been unreasonably withheld, then such consent or approval is thereby deemed to have been granted.

20.3          Injunctive Relief and Specific Performance.  The enforcement of a determination by arbitration pursuant to paragraph 23 (Arbitration) that prohibits Tribe from taking any action that would prevent Manager from operating Enterprise pursuant to the terms of this Agreement, or that mandates Tribe to specifically perform any obligation under this Agreement (other than an obligation to pay money which is provided for in Section 20.1 above) shall not be enforced against the Tribe or enforced in any way that would interfere with the Tribe’s governmental and regulatory responsibilities.

20.4          Title 9.  The awards of any arbitration shall be governed by Title 9 of the United States Codes except as the same may be changed or limited by the provisions of this Agreement.

21.0	Time is of the Essence.

Time is of the essence in the performance of this Agreement.

22.0	Tribal Assets.

Nothing in this Agreement shall obligate or authorize the payment of encumbrance of any funds or assets of Tribe except the assets of Enterprise (not including Tract and the physical building structures and fixtures).  Nothing in this Agreement or any of the accompanying agreements shall obligate or authorize the payment or encumbrance of any funds or assets of Tribe other than the limited funds or assets of Tribe specified above in this section.

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FINAL REVISION - October 23, 1996

23.0	Arbitration.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator(s) may be entered in a Court subject to the provisions of paragraph 20 above.  Either party may specify and require that any arbitrator selected shall be an attorney licensed to practice law in one of the following jurisdictions: (1) State of Oklahoma and/or State of Kansas; (2) the United States District Court for the District of Kansas and/or (3) the United States District Court for the Northern District of Oklahoma.  If more than one arbitrator is used, Tribe shall select one, Manager shall select one, and the two so selected shall select a third arbitrator.  In any arbitration proceeding, each party shall be responsible to pay its own expenses and legal fees, and one half of the cost of arbitration.

24.0	Execution.

This Agreement is being executed in five numbered duplicate originals, two to be retained by each party and one to the NIGC for approval.  Each of the five originals is equally valid.

25.0	Effective Date.

The effective date of this Agreement shall be the date that written approval of this Agreement is granted by the Chairman of the National Indian Gaming Commission as is required pursuant to IGRA and the requirements of 3.6 have been completed.

26.0	Tribal Tax.

Tribe agrees that no license fee, tax or other charge may be imposed, other than an annual fee of $500.00 for the Manger and Manager’s employees, upon Manager or upon any activity or asset thereof from which Manager derives revenues or any Manager’s employees.  In the event the governing body of Tribe does in fact levy any such additional license fee, tax or charge, and such Tribal action is held valid by a court of competent jurisdiction, Tribe agrees that any payment of such sums may be paid solely from Tribe’s fees otherwise due and owing from Manager to Tribe.

27.0	Compliance with 25 U.S.C. 2711(c).

The parties understand that other Indian tribes have or continue to engage in gaming drawing from the same population market as that contemplated by parties for Enterprise.  Tribe agrees to petition the Chairman of the National Indian Gaming Commission for a seventy-thirty percent (70%/30%) split of the Net Profits under the provisions of IGRA.  Tribe agrees to use its best efforts and comply with the provisions of IGRA to secure approval of this Agreement and its provisions as to participation and division of Net Profits.

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FINAL REVISION - October 23, 1996

28.0	Tribal Buy-out Option.

Should the option to extend under Section 3.1 be effective, at any time following the first day following the completion of the fifth full year of the term of this Agreement, not counting any time during which operations are ceased at Facility under the provisions of paragraph 5.4 of this Agreement, Tribe shall have the option to purchase all of Manager’s rights in this Agreement by paying to Manager a sum equal to: (a) all principal and accrued interest that is at that time unpaid under NOTE and/or LOAN AGREEMENT, plus (b) an amount equal to the years remaining under the terms of this Agreement, multiplied by the annual profits received and/or earned by Manager from its share of the net profits of Enterprise for the preceding twelve (12) months (with any repayment of principal under NOTE and LOAN AGREEMENT not being subtracted from total receipts of Enterprise calculating profits), and not including any period during which operations were ceased at Facility under the provisions of paragraph 5.4 of this Agreement, toward the twelve (12) month calculation.

29.0	Default on Loan Payment.

Should the Net Profits from the Establishment not be sufficient to make the loan payments as required by the LOAN AGREEMENT AND NOTE, the parties agree that a new loan agreement and note may be agreed upon.  If the parties agree that a new loan agreement and note are not appropriate, the Tribe may exercise its buy-out option under paragraph 28, the Manager may exercise its termination option under the terms of paragraph 5.4.4 or paragraph 10.1.2, or the parties may agree upon another solution in the best interest of the Manager and the Tribe.

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FINAL REVISION - October 23, 1996

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

MODOC TRIBE	MODOC TRIBE OF OKLAHOMA
A Federally recognized Indian Tribe

By: /s/ Bill G. Follis
Bill G. Follis, Its Chief

ATTEST:

Secretary

MIAMI TRIBE	MIAMI TRIBE OF OKLAHOMA
A Federally recognized Indian Tribe

By: /s/ Floyd E. Leonard
Floyd E. Leonard, Its Chief

ATTEST:

Secretary

MANAGER:	BUTLER NATIONAL SERVICE CORPORATION
A Kansas Corporation

By: /s/ Clark D. Stewart
Clark D. Stewart, President
Its authorized officer

ATTEST:

/s/ Secretary

APPROVED:	NATIONAL INDIAN GAMING COMMISSION
UNITED STATES DEPARTMENT OF THE INTERIOR

By:
Its Chairwoman

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INDEX

Accountant, 11
Accounting and Books of Account, 14
Accounting for Promotional Departments, 15
Alcoholic Beverages, 10
Arbitration, 23
Architect, Materials, Equipment, Labor, Facility, 6
Architect and Design, 6
Authority to Execute, 22

Bank Accounts, 13
Best Efforts, 14
Books of Account, 15
Breach of Manager Warranties, 21
Budget, 11
Business and Affairs in Connection with Property, 8
BUTLER NATIONAL SERVICE CORPORATION, 1

Cash Contingency Reserve, 14
Cash Management, 13
Cessation of Enterprise, 9
Commission, 1, 3
Commission”, 3
Compensation, 16
Compensation and Reimbursement, 16
Compliance, 9
Compliance with 25 U.S.C. 2711(c), 24
Consents and Approvals, 20, 22
Construction Commencement and Completion, 8
Construction Manager, 6
Construction of Facility, 6
Contracting, 12
Covenants, 5
Credit for Excess Distribution, 16
Criminal and Credit Investigation, 21

Daily Deposits to General Account, 14
Default on Loan Payment, 24
Definitions, 2
Detailed Plans, 7
Determination of Qualifications and Compensation, 12
Disclosure Amendments, 21
Disclosures, 20
Dispute Provisions, 18
Distribution Preference, 16
Division of Profits on Non-gaming Operations, 10
Duties of Manager, 8

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MANAGEMENT AGREEMENT

INDEX

Effective Date, 6, 23
Employee Background Check, 12
Employee License Required, 13
Employees, 11
Employment, 11
Engagement of Manager, 5
Enterprise, 2
Equipment Acquisition and Cost, 7
Establishment and Operation of Management Committee, 5
Exclusivity of Manager’s Rights and Obligations, 5
Execution, 23

Facility, 4
Financial System Design, 15
Fire & Safety, 8

GAAP, 4
Gaming, 3
General Contractor, 3, 6
General Manager, 3, 10
Gross Receipts, 4
Grounds for Termination, 17

IGRA, 2
Indian Preference and Wages, 11
Injunctive Relief and Specific Performance, 22
Inspector Decision, 19
Insurance, 19
Interference in Tribal Affairs, 17
Investors, 20
Involuntary Termination Due to Changes in Applicable Law, 18

Liens, 15
Litigation, 12

Maintenance of Facility, 9
Manage Enterprise, 8
Management Committee, 2
Manager, 1, 3, 20
Manager Authority and Responsibility, 8
Manager Breach, 18
Manager Responsibility, 11
Manager’s Compliance with Tribe’s Gaming Ordinance, 6
Managing Officer, 3
Maximum Construction and Development Cost Recoupment, 16
Miami Tribal Representative, 3
Miami Tribe, 1, 16
MIAMI TRIBE OF OKLAHOMA, 1
MMTGC, 3
Modoc Tribal Representative, 3
Modoc Tribe, 1, 16
MODOC TRIBE OF OKLAHOMA, 1

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MANAGEMENT AGREEMENT

INDEX

Monetary Damages, 22

NEPA, 2
Net Profits, 4
NIGC Annual Fees, 15
No Cash Disbursements, 14
No Manager Wages or Salaries, 13
No present Lien or Lease, 22
Notice, 16
Notice to Patrons, 19

Operating Account, 14
Operating Expenses, 4
Ordinance, 2
Other Business Purposes, 10

Personnel Policy, 12
Procurement Policy, 13

Recitals, 1
Recommencement of Gaming, 10
Recordation, 20
Refusal to Pay Winners, 18
Repair or Replacement Option, 9
Review of Decision, 19

Security Force, 9
Situs of Contracts, 8
Statements, 14
Successors, 19
Supervision, Construction, Development and Improvements, 7
Supervision and Construction, 7

Termination of Contract, 10
Time is of the Essence, 23
Title 9, 23
Title and Taxes, 8
Tract, 1, 5
Training Aid, 11
Training and Management, 10
Tribal Amendments to Tribal Gaming Ordinance, 6
Tribal Assets, 23
Tribal Breach, 18
Tribal Buy-out Option, 24
Tribal Gaming Commission, 3
Tribal Representative, 3
Tribal Tax, 23
Tribe, 1, 20
Tribe’s Limited Waiver of Sovereign Immunity, 22

Use of Facility, 22

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MANAGEMENT AGREEMENT

INDEX

Voluntary Termination and Termination for Cause, 17

Warranties, 17, 21
Working Capital, 7

 Copyright 1996 Butler National Service Corporation V2.0 COMPLETE REVISION September 23, 1996 - Page  4 of 29